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EXHIBIT NO. 10(B)

                 FIRST AMENDMENT TO THE PROGRESSIVE CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                        (2000 AMENDMENT AND RESTATEMENT)

         WHEREAS, The Progressive Corporation Executive Deferred Compensation Plan is currently maintained pursuant to a 2000 Amendment and Restatement ("Plan"); and

         WHEREAS, it is deemed desirable to amend the Plan further;

         NOW, THEREFORE, the Plan is hereby amended in the respects hereinafter set forth, effective December 1, 2001:

         1. Article 8 of the Plan is hereby amended and restated in its entirety to provide as follows:

                                    ARTICLE 8
                                CLAIMS PROCEDURES

8.1      Establishment of Claims Procedures

         The Committee shall establish reasonable procedures under which a claimant, who may be a Participant, or Beneficiary, or his/her duly authorized representative, may present a claim for benefits under this Plan.

8.2      Claims Denials

         Unless such claim is allowed in full by the Committee, written notice of the denial shall be furnished to the claimant within ninety (90) days (which may be extended by a period not to exceed an additional ninety (90) days if special circumstances so require and written notice to the claimant is given prior to the expiration of the initial ninety
         (90) day period describing such circumstances and indicating the date by which the Committee expects to render its determination) setting forth the following in a manner calculated to be understood by the claimant:

                  (i)      The specific reason(s) for the denial;

                  (ii) Specific reference(s) to any pertinent provision(s) of the Plan or rules promulgated pursuant thereto on which the denial is based;

                  (iii) A description of any additional information or material as may be necessary to perfect the claim, together with an explanation of why it is necessary;

                  (iv) A description of the Plan's claims review procedures and the time limits applicable to such procedures, including a statement of the claimant's
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                           right to bring a civil action under Section 502(a) of
                           ERISA following an adverse benefit determination on review; and

                  (v) An explanation of the steps to be taken if the claimant wishes to resubmit his/her claim for review.

8.3      Appeals of Denied Claims

         Within a reasonable period of time after the denial of the claim, but in any event, not to be more than sixty (60) days, the claimant or his/her duly authorized representative may make written application to the Committee for a review of such denial. The claimant or his/her representative, may, upon request and free of charge, review or receive copies of documents, records and other information relevant to the claimant's claim for benefits, and may submit written comments, documents, records and other information relating to the claim for benefits.

8.4      Review of Appeals

         If an appeal is timely filed, the Committee shall conduct a full and fair review of the claim and mail or deliver to the claimant its written decision within sixty (60) days after the claimant's request for review (which may be extended by a period not to exceed an additional sixty (60) days if special circumstances or a hearing so require and written notice to the claimant is given prior to the expiration of the initial sixty (60) day period describing such special circumstances and indicating the date by which the Committee expects to render its determination). In conducting its review, the Committee shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Committee's decision on review shall:

                  (i) Be written in a manner calculated to be understood by the claimant;

                  (ii)     State the specific reason(s) for the decision;

                  (iii) Make specific reference to pertinent provision(s) of the Plan;

                  (iv) State that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits; and

                  (v) Include a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA.

8.5      Extensions

         If a period of time is extended, as permitted under Sections 8.2 and
         8.4 above, due to a claimant's failure to submit information to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.
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         2.       Except as expressly provided in this Amendment, the terms and provisions of the Plan shall remain entirely unchanged and continue in full force and effect.

         IN WITNESS WHEREOF, the undersigned has hereunto caused this Amendment to be executed by its duly authorized representative effective as of the date set forth above.

         THE PROGRESSIVE CORPORATION

         By:  /s/ Charles E. Jarrett
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         Title: Secretary
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